UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 28, 2005

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600 EMERYVILLE, CALIFORNIA	94608
(Address of principal executive offices)	(Zip Code)

(510) 985-6700

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 1, 2005, LECG Corporation (the “Registrant”) and its wholly-owned subsidiary, LECG, LLC, a California limited liability company (“LECG”), entered into an agreement to acquire substantially all of the assets of Bates Private Capital Incorporated, a privately held expert services firm based in Portland, Oregon (“Bates”).  The signed agreement is that certain Asset Purchase Agreement by and among the Registrant, LECG, Bates, and John E. Bates, Rob J. Lee, Nancy S. Ranchel, Michael D. Weiner and Jennifer L. Stout (the foregoing individuals collectively, the “Bates Principals”).  The purchase price of $18.0 million consists of $17.0 million to be paid in cash at closing and $1.0 million in unregistered shares of common stock of the Registrant (based upon the average closing price of the Registrant’s common stock for the twenty NASDAQ trading days prior to closing) to be issued at closing.  Additional performance payments of up to $13.0 million in the aggregate may be earned over the next six (6) years if specific profitability and revenue targets are met.  In acquiring Bates, LECG expects to retain the services of substantially all of Bates’ more than 200 employees, including the Bates Principals.  The acquisition is anticipated to be effective mid-August and remains subject to customary closing conditions.  On August 1, 2005, the Registrant issued a press release announcing this agreement.  A copy of this August 1, 2005 press release is included as Exhibit 99.1 hereto.

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” is incorporated herein by reference.

Item 2.02.  Results of Operations and Financial Condition

The information in this section, including the information contained in the press release included as Exhibit 99.2 hereto, is being furnished pursuant to this Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

On August 1, 2005, the Registrant issued a press release announcing financial results, operating metrics and certain other information related to the second quarter ended June 30, 2005, as well as providing financial guidance with respect to full fiscal year 2005.  A copy of this August 1, 2005 press release is included as Exhibit 99.2 hereto.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective as of July 28, 2005, the Registrant’s wholly-owned subsidiary, LECG, LLC, a California limited liability company (together with the Registrant, the “Company”) entered into that certain Fifth Amendment to Amended and Restated Credit Agreement (the “Amendment”) by and among the Company, the Banks which are signatories thereto and U.S. Bank National Association.  Among other things, the Amendment modified the Company’s credit facility by:

•                  extending the termination date of the revolving facility, which was set to expire on March 30, 2006, until May 31, 2008, at which time all outstanding borrowings, if any, are required to be repaid;

•                  increasing the maximum borrowing capacity under the revolving component by $32 million, from $18 million to $50 million;

•                  increasing the maximum sublimit from which letters of credit may be secured by $8 million, from $2 million to $10 million;

•                  reducing the applicable margins used to calculate various rates of interest under the revolving component;

•                  deleting the term loan component, under which there were no borrowings as of the date of the Amendment and against which the Company was not permitted to borrow pursuant to the terms of the credit agreement after repaying such component in full in November 2003;

•                  expanding the definition of permitted acquisitions; and

•                  increasing the minimum levels of earnings with which the Company must comply pursuant to certain restrictive covenants contained in the credit agreement, as amended, (i) by $2 million, from $16 million to $18 million, for the four fiscal quarters ended September 30, 2005 and (ii) by $7 million, from $18 million to $25 million, for the four fiscal quarters ended December 31, 2005 and thereafter.

Item 9.01.  Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release announcing the addition of experts and the proposed acquisition of substantially all of the assets of Bates Private Capital Incorporated, issued by LECG Corporation on August 1, 2005.
99.2	Press Release regarding second quarter 2005 financial results and certain other information, issued by LECG Corporation on August 1, 2005 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

By:	/s/ John C. Burke
John C. Burke Chief Financial Officer

Date:  August 1, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release announcing the addition of experts and the proposed acquisition of substantially all of the assets of Bates Private Capital Incorporated, issued by LECG Corporation on August 1, 2005.
99.2	Press Release regarding second quarter 2005 financial results and certain other information, issued by LECG Corporation on August 1, 2005 (furnished herewith).